UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2011

SOUTHWEST AIRLINES CO.

(Exact name of registrant as specified in its charter)

Texas	1-7259	74-1563240
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 36611, Dallas, Texas	75235-1611
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 792-4000

Not Applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 13, 2011, Southwest Airlines Co. (“Southwest”) entered into an aircraft purchase agreement (the “MAX Agreement”) with The Boeing Company (“Boeing”) to purchase 150 Boeing Model 737-8 (“737 MAX”) aircraft, with deliveries scheduled to begin in 2017. The MAX Agreement also includes options to purchase an additional 150 737 MAX aircraft. Based on current list prices, the total value of the agreement is approximately $14 billion (the “List Price”); however, the MAX Agreement contains certain confidential credits, discounts, and concessions that reduce Southwest’s aggregate purchase price to an amount lower than the List Price.

On December 13, 2011, Southwest also entered into Supplemental Agreement No. 75 (the “NextGen Supplement”) to its Purchase Agreement No. 1810 with Boeing relating to Southwest’s purchase of Boeing Model 737-7H4 (“-700”) and 737-8H4 (“-800”) aircraft (collectively, “737 NextGen Aircraft”). Pursuant to the NextGen Supplement, (i) Southwest has elected to make firm purchase commitments for an additional 58 737 NextGen Aircraft through either the exercise of existing options or new firm commitments; (ii) Southwest has elected to exercise its right to substitute 45 -800 aircraft in place of -700 aircraft orders; (iii) Southwest and Boeing have agreed to convert 78 purchase right 737 NextGen Aircraft (aircraft with respect to which Southwest’s right to purchase would have been subject to the availability of the applicable aircraft during the purchase right “window”) to 78 options to purchase 737 NextGen Aircraft; (iv) Southwest’s remaining 20 purchase right aircraft have been cancelled; and (v) Southwest and Boeing have agreed to transfer 53 firm purchase commitments for 737 NextGen Aircraft held by AirTran Airways, Inc. to Southwest. The NextGen Supplement also includes certain confidential credits, discounts, and other concessions provided to Southwest by Boeing.

As a result of the MAX Agreement and the NextGen Supplement, Southwest has the following contractual commitments for -700, -800, and 737 MAX aircraft deliveries:

SOUTHWEST AIRLINES CO.

737 FUTURE DELIVERY SCHEDULE

AS OF DECEMBER 13, 2011

	The Boeing Company 737NG				The Boeing Company 737 MAX
	-700 Firm Orders(a)	-800 Firm Orders	Options	Additional -800s(c)	Firm Orders(b)	Options	Total
2012		28		5			33
2013		41					41
2014	35	4	15				54
2015	36		12				48
2016	31		12				43
2017	15		25		4		44
2018	10		28		15		53
2019					33		33
2020					34		34
2021					34	18	52
2022					30	19	49
2023						23	23
2024						23	23
Through 2027						67	67

Total	127	73	92	5	150	150	597

(a)	The Company has flexibility to substitute 737-800s in lieu of 737-700 firm orders
(b)	The Company has flexibility to accept MAX 7 or MAX 8 deliveries
(c)	New delivery leased aircraft

Item 7.01	Regulation FD Disclosure.

On December 13, 2011, Southwest issued a press release announcing its entry into the MAX Agreement and the NextGen Supplement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 7.01.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Southwest Airlines Co. Press Release dated December 13, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWEST AIRLINES CO.

Date: December 15, 2011	By:	/s/ Madeleine Johnson
	Name:	Madeleine Johnson
	Title:	Vice President, General Counsel, and Assistant Corporate Secretary

Exhibit Index

99.1	Southwest Airlines Co. Press Release dated December 13, 2011